UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On August 8, 2008, The Middleby Corporation (the “Company”) entered into the First Amendment (the “First Amendment”) to the Fourth Amended and Restated Credit Agreement dated as of December 28, 2007 (the “Credit Agreement”) among Middleby Marshall Inc. (the “Borrower”), the Company, various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent.

Pursuant to the terms of the First Amendment, the Lenders, the Company and the Borrower have amended the Credit Agreement to, among other things, (1) increase the letter of credit sublimit from $25,000,000 to $50,000,000, (2) permit the issuance of letters of credit in Euros and, subject to certain conditions, other alternative currencies and (3) permit the Company to make additional purchases of its stock in an amount up to $10,000,000.  The foregoing description is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1
First Amendment, dated as of August 8, 2008, to the Fourth Amended and Restated Credit Agreement, dated as of December 28, 2007, among Middleby Marshall Inc., The Middleby Corporation, various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: August 14, 2008	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1
First Amendment, dated as of August 8, 2008, to the Fourth Amended and Restated Credit Agreement, dated as of December 28, 2007, among Middleby Marshall Inc., The Middleby Corporation, various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent.